JOHN HANCOCK SERIES TRUST

John Hancock Millennium Growth Fund


Change of Name of a Series of Shares


The undersigned, being a majority of the Trustees of John Hancock Series Trust, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated September 10, 1996, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock Millennium Growth Fund to John Hancock Multi-Cap Growth Fund.

The Declaration of Trust is hereby amended to the extent necessary to reflect the change of name of a series of shares, effective December 1, 2000.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

	IN WITNESS WHEREOF, the undersigned have executed this instrument on the 12th day of September, 2000.


_________________________________
Stephen L. Brown

_________________________________
Charles L. Ladner

_________________________________
James F. Carlin

_________________________________
Steven R. Pruchansky
_________________________________
William H. Cunningham

_________________________________
Richard S. Scipione
_________________________________
Ronald R. Dion

_________________________________
Norman H. Smith

_________________________________
Maureen R. Ford

_________________________________
John P. Toolan




The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


COMMONWEALTH OF MASSACHUSETTS	)
	)ss
COUNTY OF SUFFOLK	)

Then personally  appeared  the  above-named  Stephen L. Brown,  James F. Carlin,
     William H. Cunningham, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky, Richard S. Scipione, Norman H. Smith and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 12th day of September, 2000.

							__________________________________
							Notary Public

							My Commission Expires:______________

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